UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement Amendment

On August 7, 2018, the Company, Ingevity Holdings SPRL, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, entered into an Incremental Facility Agreement and Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of March 7, 2016 (the “Existing Credit Agreement”, and as amended, supplemented or otherwise modified from time to time, including pursuant to the Incremental Facility Agreement and Amendment No. 1, dated as of August 21, 2017, and the Amendment, the “Amended Credit Agreement”), by and among the Company, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent. Among other things, the Amendment (i) increased the revolving commitments under the Existing Credit Agreement by $200,000,000 (the “Incremental Revolving Commitments”) and (ii) reduced the Applicable Rate (as defined in the Amended Credit Agreement). The Amendment also extended the maturity date for the loans and commitments under the Existing Credit Agreement to August 7, 2023.

The Incremental Revolving Commitments have terms identical to those of the Revolving Commitments under the Existing Credit Agreement and will be treated as a single class with such existing commitments under the Amended Credit Agreement.

Loans under the Amended Credit Agreement bear interest at either (a) an adjusted base rate or (b) an adjusted LIBOR rate, in each case, plus an applicable margin (the “Applicable Margin”), in the case of base rate loans, ranging between 0.00% and 0.75%, and in the case of adjusted LIBOR rate loans, ranging between 1.00% and 1.75%. The Applicable Margin is based on a total leverage based pricing grid. Fees to revolving lenders under the Amended Credit Agreement, including fees in respect of the Incremental Revolving Commitments, include (i) commitment fees, based on a percentage of the daily unused portions of the facility, ranging from 0.15% to 0.30% and (ii) customary letter of credit fees.

As consideration for the Amendment, the Company paid to each lender under the Existing Credit Agreement a consent fee equal to 0.05% of the aggregate principal amount of the commitments and outstanding loans held by such lender immediately prior to the Closing Date.

The credit facilities under the Amended Credit Agreement will mature on August 7, 2023. The Initial Term Loans and the Incremental Term A Loans (each, as defined in the Amended Credit Agreement) amortize at a rate equal to 1.25% per quarter starting in September 2019, with the balance due at maturity.

The foregoing summary of the credit facilities under the Amendment Credit Agreement is qualified in its entirety by reference to (i) the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and (ii) the Existing Credit Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on August 22, 2017, and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Incremental Facility Agreement and Amendment No. 2, by and among Ingevity Corporation, Ingevity Holdings SPRL, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, dated as of August 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ JOHN C. FORTSON
John C. Fortson
Executive Vice President and Chief Financial Officer
Date: August 9, 2018